UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2012

SOLAR ENERGY INITIATIVES, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-148155	20-5241121
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

119 Milliken Drive

Kingstree, South Carolina 29556

(Address of principal executive offices)

(904) 644-6090

(Registrant's telephone number, including area code)

Copies to:

Stephen M. Fleming, Esq.

Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, NY 11570

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-LAWS; CHANGE IN FISCAL YEAR.

On December 22, 2011, Solar Energy Initiatives Inc. (the “Company”) filed a Certificate of Correction to its Certificate of Amendment to the Certificate of Incorporation (the “Certificate”) to effect a reverse stock split of all outstanding shares of common stock at a ratio of 1 for 100 (the “Reverse Stock Split”). Fractional shares outstanding after the Reverse Stock Split will be rounded up to the next highest number of full shares. The Certificate was approved by the Board of Directors and shareholders holding a majority of the issued and outstanding shares of common stock. The effective date of the Reverse Stock Split is March 7, 2012.

In connection with the Reverse Stock Split, the Company filed an Issuer Company-Related Action Notification Form with the Financial Industry Regulatory Authority in November 2011. The Reverse Stock Split was implemented by FINRA on March 7, 2012. Our symbol on the OTCQX will be SNRYD for 20 business days from March 7, 2012. Our new CUSIP number is 83416P207.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

3.1	Certificate of Amendment to the Certificate of Incorporation (1)

3.2	Certificate of Correction to the Certificate of Amendment (1)

(1) Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on December 23, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR ENERGY INITIATIVES, INC.

Date: March 7, 2012	/s/ David Fann
David Fann
Chief Executive Officer